SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2003
Date of Report
(Date of earliest event reported)

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-15941	59-3603677
(Commission File No.)	(IRS Employer Identification Number)

202 South Wheeler Street
Plant City, FL 33563
(Address of Principal Executive Offices)

(813) 754-4330
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1 Subscripiton Agreement

ITEM 5. OTHER EVENTS

On November 14, 2003, UTEK Corporation (AMEX: UTK) completed a private placement transaction of 257,000 shares of its common stock at $6.00 per share. The purchasers of the shares of common stock agreed not to sell or otherwise transfer the shares for a period of one-year after the completion of the private placement transaction.

The total net proceeds after deducting investment banking fees received by UTEK Corporation in connection with the private placement transaction was $1,398,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

Not applicable.

     (b)  Pro forma financial information.

Not applicable.

     (c)  Exhibits:

10.1	Form of Subscription Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003	UTEK CORPORATION

/s/ Carole R. Wright Carole R. Wright Chief Financial Officer

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